UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. 01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
EX-99.1 Award Certificate-Stock Options
EX-99.2 Award Certificate-Restricted Stock
EX-99.3 Award Certificate-Bernard Cole
EX-99.4 Award Certificate-Performance Shares

Item 1. 01. Entry into a Material Definitive Agreement.

     On February 14, 2005, the Compensation Committee of the Board of Directors of Dana Corporation (Dana) approved the following actions with regard to the compensation of the executive officers of the company.

     1. Long-Term Incentive Awards. The Compensation Committee approved the long-term incentive awards to the executive officers that are shown in the table below, consisting of (i) stock options and performance shares awarded pursuant to Dana’s Amended and Restated Stock Incentive Plan (the Stock Incentive Plan) and (ii) restricted stock awarded pursuant to Dana’s 1999 Restricted Stock Plan, both of which plans have been previously approved by Dana’s shareholders:

			Shares of
	Shares of Stock	Performance	Restricted
Name and Title of Executive Officer	Underlying Options	Shares	Stock
Michael J. Burns	321,543	75,282	50,188
Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer
Robert C. Richter	99,923	23,434	15,558
Chief Financial Officer
Bernard N. Cole	99,923	23,434	15,558
President – Heavy Vehicle Technologies and Systems Group
James M. Laisure	99,923	23,434	15,558
President – Automotive Systems Group
Charles F. Heine	60,662	14,203	9,468
President – Technology Development and Diversified Products

     The stock option and restricted stock awards, respectively, will vest in accordance with the terms and conditions set forth in the forms of the award certificates for stock options and restricted stock filed herewith as Exhibits 99.1 and 99.2, respectively, which are incorporated herein by reference, except that the restricted stock awarded to Mr. Cole is governed by the form of award certificate filed herewith as Exhibit 99.3 and incorporated herein by reference. The exercise price of each stock option is $15.94, the fair market value of a share of Dana’s common stock on the date of grant, determined in accordance with the Stock Incentive Plan.

     The performance shares will vest and be earned by the executive officers at the end of the three-year performance period from 2005 through 2007 (generally, if the individual remains employed on December 31, 2007) if the performance goals established by the Compensation Committee are achieved. Those performance goals consist of a cumulative absolute earnings per share (EPS) goal and a relative return on invested capital (ROIC) goal compared to Dana’s peer group companies. The above table shows the maximum number of performance shares that may be earned by the executive officers based on the achievement of these performance goals. Under the terms of the awards, the executive officers may earn all, none or a percentage of the number of performance shares subject to their respective awards, depending upon Dana’s actual performance. If actual performance is less than threshold levels of performance, expressed as a percentage of targeted EPS and ROIC, no performance shares will be earned in

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respect of the award. The EPS and ROIC goals were established by the Compensation Committee in accordance with the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. Other terms and conditions of the performance share awards are set forth in the form of award certificate for performance shares filed herewith as Exhibit 99.4 and incorporated herein by reference. All performance shares will be payable in cash except those for Mr. Burns, which will be payable in shares of Dana common stock.

     2. Annual Base Salaries of Executive Officers. The Committee approved the following annual base salaries payable to Dana’s executive officers effective March 1, 2005: Mr. Burns, $1,035,000; Mr. Richter, $550,000; Mr. Cole, $515,000; Mr. Laisure, $465,000; and Mr. Heine, $415,000.

     3. Establishment of Performance Goals for 2005. The Compensation Committee established the performance measures that will determine the annual bonuses that may be earned by the executive officers under Dana’s Additional Compensation Plan with respect to fiscal year 2005. The measures are based on Dana’s achievement of specified levels of net income and return on invested capital, determined in accordance with accounting principles generally accepted in the United States (GAAP). The net income and ROIC goals were established by the Compensation Committee in accordance with the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Award certificate for stock options granted under the Dana Corporation Amended and Restated Stock Incentive Plan

	99.2	Award certificate for restricted stock granted under the Dana Corporation 1999 Restricted Stock Plan

	99.3	Award certificate for restricted stock granted to Bernard N. Cole under the Dana Corporation 1999 Restricted Stock Plan

	99.4	Award certificate for performance stock awards under the Dana Corporation Amended and Restated Stock Incentive Plan

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: February 18, 2005	By:	/s/ Michael L. DeBacker

	Name:	Michael L. DeBacker
	Title:	Vice President, General Counsel and Secretary

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Exhibit Index

99.1	Award certificate for stock options granted under the Dana Corporation Amended and Restated Stock Incentive Plan

99.2	Award certificate for restricted stock granted under the Dana Corporation 1999 Restricted Stock Plan

99.3	Award certificate for restricted stock granted to Bernard N. Cole under the Dana Corporation 1999 Restricted Stock Plan

99.4	Award certificate for performance stock awards under the Dana Corporation Amended and Restated Stock Incentive Plan

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